[COMPANY LOGO OMITTED]

North Valley Bancorp Reports Record Earnings for the Quarter Ending June 30,
2002

July 17, 2002 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $612 million in assets, today reported results for the three- and six month periods ending June 30, 2002. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB").

Quarterly Results

         The Company reported net income for the quarter ended June 30, 2002 of $1,908,000 or $0.40 per diluted share compared to $1,601,000 or $0.27 per diluted share for the same period in 2001 and $1,748,000 or $0.36 per diluted share for the first quarter of 2002. The results for the second quarter of 2002 represent an increase in earnings of $307,000 or 19.2% and an increase in diluted earnings per share of $0.13 or 48.1% over the same period in 2001. The difference in earnings growth and earnings per share growth is a result of the reduction in the average number of diluted common shares outstanding as of the quarter ended June 30, 2002 compared to the quarter ended June 30, 2001. In June of 2001, the Company began the first of four common stock repurchase programs and through June 30, 2002 has repurchased 1,207,500 shares of NOVB common stock.

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $1,612,000 or 27.8% over the same period in 2001. Driving the interest revenue growth were increases in average outstanding loans of $49,483,000 or 13.2% and increases in average investments of $13,980,000 or 15.4%. Funding this loan and investment growth were total average deposits which grew by $41,723,000 or 8.7%. Despite an increase in average interest-bearing liabilities of $54,055,000, interest expense decreased from $4,019,000 for the three months ended June 30, 2001 to $2,488,000 for the same period in 2002. This was primarily due to the Company's average cost of interest-bearing liabilities which was 2.18% for the quarter ended June 30, 2002 compared to 3.99% for the same period in 2001. This represents a 45.4% decrease. Although significant reductions in short term interest rates from 2001 which have been maintained through 2002, the Company's net interest margin expanded from 4.95% for the second quarter of 2001 to 5.57% in the second quarter of 2002.

         Non-interest income decreased slightly from $2,192,000 for the three months ended June 30, 2001 to $2,162,000 for the same period in 2002. Service charges on deposits increased to $1,508,000 for the quarter ended June 30, 2002 from $1,386,000 for the same period in 2001, an increase of $122,000 or 8.8%. The increase in service charges was due to the continued success of the Company's "Positively Free Checking" program, a Company-wide deposit-gathering promotion that began in March of 2000 at NVB and in October of 2000 at SRB. The increase in service charges was offset by a decrease in other fees and charges of $98,000 and a decrease in other income of $65,000.

         Non-interest expense totaled $6,066,000 for the three months ended June 30, 2002 compared to $5,398,000 for the same period in 2001 which is an increase of $668,000 or 12.4%. This was mainly due to salary and benefits expense, which increased from $2,760,000 in 2001 to $3,026,000 in 2002, and other expense which increased from $1,986,000 in the second quarter of 2001 to $2,216,000 in the same period in 2002. The increase in salaries and benefits expense is due to normal internal growth as well as regular staff salary increases.

Year-to-Date Performance

         For the six months ended June 30, 2002, the Company reported net income of $3,656,000 or $0.76 per diluted share compared to $3,070,000 or $0.52 per diluted share for the same period in 2001. This represents an increase in net income of 19.1% and an increase in diluted earnings per share of 46.2%. Core earnings, which represent net income after-tax excluding merger and integration

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
charges totaled $3,318,000 or $0.56 per diluted share for the six months ended June 30, 2001. The Company incurred no merger and integration charges for the six months ended June 30, 2002.

         The increase in earnings for the six months ended June 30, 2002 resulted from increases in net interest income of $2,574,000 and non-interest income of $417,000 partially offset by growth in non-interest expense of $1,489,000 as well as an increase in the provision for loan losses of $475,000.

         Nonperforming loans increased to $2,396,000, or 0.56% of total loans at June 30, 2002, compared to $1,715,000, or 0.43% of total loans at December 31, 2001. The allowance for loan losses at June 30, 2002 was $6,351,000 or 1.48% of total loans compared to $5,786,000 or 1.46% of total loans at December 31, 2001. The ratio of net charge-offs to average loans outstanding remained very low at 0.21% on an annualized basis at June 30, 2002 compared to 0.14% as of December 31, 2001. The allowance for loan and lease losses as a percentage of nonperforming loans remained strong at 265.07% compared to 337.38% as of December 31, 2001. "While we have seen a slight increase in nonperforming loans, we believe that our level of reserve coverage, coupled with our consistently low charge-off ratio compares very favorably to our peer group," stated Mike Cushman, President & CEO.

         "We are excited about our results for the second quarter of 2002. We believe that these results begin to show the capabilities and earnings potential of our organization. We have discussed our efficiency in the past as an area that we need to improve and we are proud that the efficiency ratio has come down from 67.6% in the second quarter of 2001 to 63.4% for the same period in 2002. The margin expansion coupled with strong fee income continues to drive our revenue growth. As we have discussed in previous releases, conversion of our mainframe core processing system in the fourth quarter of 2002 is expected to provide us with the platform to achieve additional efficiencies. Capital management efforts have paid off handsomely as our return on average equity of 16.77% for the second quarter of 2002 was a significant improvement over the ratio of 11.39% achieved in the same quarter of 2001. We will continue to analyze ways to most effectively utilize our capital," stated Mr. Cushman.

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank operates eleven commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its two subsidiary banks, offers a wide range of consumer and business banking products and services. In addition to depository services, North Valley Bank and Six Rivers Bank engage in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status, and both Banks provide investment services to their customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                        or     Edward J. Czajka
President & Chief Executive Officer              Executive Vice President &
(530) 226-2900    Fax: (530) 221-4877            Chief Financial Officer

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

                       North Valley Bancorp & subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                        For the six months ended June 30,


                                                                   2002-2001
                                            2002      2001    $ Change  % Change
                                          --------------------------------------

Interest Income
  Loans and leases including fees         $16,081   $16,404   $  (323)    -2.0%
Investment Securities
    Taxable                                 2,331     2,149       182      8.5%
    Non-taxable                               796       848       (52)    -6.1%
  Federal funds sold                          178       343      (165)   -48.1%
                                          -------------------------------------
Total interest income                      19,386    19,744      (358)    -1.8%
Interest Expense
Deposits                                    4,284     8,063    (3,779)   -46.9%
Other borrowings                              978       131       847    646.6%
                                          -------------------------------------
Total Interest Expense                      5,262     8,194    (2,932)   -35.8%

NET INTEREST INCOME                        14,124    11,550     2,574     22.3%

PROVISION FOR LOAN AND LEASE LOSSES           995       520       475     91.3%
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                13,129    11,030     2,099     19.0%

NONINTEREST INCOME:
  Service charges on deposit accounts       3,021     2,767       254      9.2%
  Other fees and charges                      427       618      (191)   -30.9%
  Gain on sale of loans                        --         4        (4)  -100.0%
  Gain on sale of securities                   13         2        11      0.0%
  Other                                       971       624       347     55.6%
                                          -------------------------------------
Total noninterest income                    4,432     4,015       417     10.4%

NONINTEREST EXPENSES
Salaries and employee benefits              6,207     5,319       888     16.7%
Occupancy expense                             781       633       148     23.4%
Furniture and equipment expense               845       673       172     25.6%
Merger & integration expense                   --       358      (358)  -100.0%
Other                                       4,269     3,630       639     17.6%
                                          -------------------------------------
Total noninterest expenses                 12,102    10,613     1,489     14.0%

INCOME BEFORE PROVISION FOR
INCOME TAXES                                5,459     4,432     1,027     23.2%

PROVISION FOR INCOME TAXES                  1,803     1,362       441     32.4%

NET INCOME                                $ 3,656   $ 3,070   $   586     19.1%

NET INCOME PER SHARE:
  Basic                                   $  0.78   $  0.53   $  0.25     47.2%
  Diluted                                 $  0.76   $  0.52   $  0.24     46.2%

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

                       North Valley Bancorp & subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (Unaudited)
                         For the quarter ended June 30,


                                                                   2002-2001
                                            2002      2001    $ Change  % Change
                                          --------------------------------------

Interest Income
  Loans and leases including fees         $ 8,281   $ 8,201   $    80       1.0%
Investment Securities
    Taxable                                 1,144       953       191      20.0%
    Non-taxable                               392       428       (36)     -8.4%
  Federal funds sold                           78       232      (154)    -66.4%
                                          --------------------------------------
Total interest income                       9,895     9,814        81       0.8%
Interest Expense
Deposits                                    1,982     3,990    (2,008)    -50.3%
Other borrowings                              506        29       477    1644.8%
                                          --------------------------------------
Total Interest Expense                      2,488     4,019    (1,531)    -38.1%

NET INTEREST INCOME                         7,407     5,795     1,612      27.8%

PROVISION FOR LOAN AND LEASE LOSSES           575       300       275      91.7%
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN AND LEASE LOSSES                 6,832     5,495     1,337      24.3%

NONINTEREST INCOME:
  Service charges on deposit accounts       1,508     1,386       122       8.8%
  Other fees and charges                      208       306       (98)    -32.0%
  Gain on sale of securities                   13         2        11       0.0%
  Other                                       433       498       (65)    -13.1%
                                          --------------------------------------
Total noninterest income                    2,162     2,192       (30)     -1.4%

NONINTEREST EXPENSES
Salaries and employee benefits              3,026     2,760       266       9.6%
Occupancy expense                             394       313        81      25.9%
Furniture and equipment expense               430       339        91      26.8%
Merger & integration expense                    0         0        --       0.0%
Other                                       2,216     1,986       230      11.6%
                                          --------------------------------------
Total noninterest expenses                  6,066     5,398       668      12.4%

INCOME BEFORE PROVISION FOR
INCOME TAXES                                2,928     2,289       639      27.9%

PROVISION FOR INCOME TAXES                  1,020       688       332      48.3%

NET INCOME                                $ 1,908   $ 1,601   $   307      19.2%

NET INCOME PER SHARE:
  Basic                                   $  0.41   $  0.28   $  0.13      46.4%
  Diluted                                 $  0.40   $  0.27   $  0.13      48.1%

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

                               North Valley Bancorp and subsidiaries
                           (dollars in thousands except per share data)
                                            (unaudited)


ASSETS                                                     30-Jun-02  31-Dec-01  $ Change  % Change
                                                           ----------------------------------------

Cash and due from banks                                    $ 29,092   $ 26,575   $  2,517      9.5%
Federal funds sold                                           20,300     19,800        500      2.5%
Cash held in other financial institutions                       706      2,289     (1,583)   -69.2%

Securities:
  Available for sale, at fair value                          91,216    111,626    (20,410)   -18.3%
  Held to maturity, at amortized cost                         1,455      1,455         --      0.0%
  FHLB & FRB Stock                                            3,321      2,213      1,108     50.1%
Loans and leases net of allowance
  for loan and lease losses and deferred loan fees          423,468    391,022     32,446      8.3%
Premises and equipment, net of accumulated
  depreciation and amortization                              10,596     10,294        302      2.9%
Other real estate owned                                          37        287       (250)   -87.1%
Goodwill and core deposit intangibles, net                    3,012      3,252       (240)    -7.4%
Accrued interest receivable & other assets                   28,808     26,160      2,648     10.1%
                                                           ----------------------------------------
TOTAL ASSETS                                                612,011    594,973     17,038      2.9%


LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
  Noninterest-bearing demand deposits                      $104,281   $ 94,719      9,562     10.1%
  Interest-bearing demand                                    45,425     37,937      7,488     19.7%
  Savings                                                   200,398    186,087     14,311      7.7%
  Time certificates                                         173,769    195,535    (21,766)   -11.1%
                                                           ----------------------------------------
Total deposits                                              523,873    514,278      9,595      1.9%
Fed funds purchased and other borrowings                     23,741     20,647      3,094     15.0%
Accrued interest and other liabilities                        7,207      6,370        837     13.1%
Company obligated manditorily redeemable cumulative
  trust preferred securities of subsidiary grantor trust     10,000     10,000         --      0.0%
                                                           ----------------------------------------
Total liabilities                                           564,821    551,295     13,526      2.5%

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000
  shares: none outstanding
Common stock, no par value: authorized 20,000,000
  shares, outstanding 4,665,355 and 4,651,056 at
  June 30, 2002 and December 31, 2001                        24,749     24,538        211      0.9%
Retained Earnings                                            20,921     18,383      2,538     13.8%
Accumulated other comprehensive loss, net of tax              1,520        757        763    100.8%
                                                           ----------------------------------------
Total stockholders' equity                                   47,190     43,678      3,512      8.0%

Total Liabilities & Shareholders Equity                    $612,011   $594,973   $ 17,038      2.9%

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)


                                               For the six months ended June 30,
Financial Ratios                                      2002           2001
                                                   ---------      ---------
Return on average assets (Reported)                     1.21%          1.14%
Return on average assets (Core)                         1.21%          1.23%
Return on average equity (Reported)                    16.27%         10.96%
Return on average equity (Core)                        16.27%         11.85%
Efficiency ratio (Reported)                            65.22%         68.19%
Efficiency ratio (Core)                                65.22%         65.88%
Net interest margin (Taxable-equivalent)                5.39%          4.92%
Average equity to average assets                        7.42%         10.36%

Allowance for Loan and Lease Losses
Balance beginning of year                          $   5,786      $   4,964
Provision for loan losses                                995            520
Net charge offs                                          430            197

Balance end of period                              $   6,351      $   5,287

                                                For the quarter ended June 30,
                                                      2002           2001
                                                   ---------      ---------
Return on average assets                                1.25%          1.18%
Return on average equity                               16.77%         11.39%
Efficiency ratio                                       63.39%         67.58%
Net interest margin (Taxable-equivalent)                5.57%          4.95%
Average equity to average assets                        7.46%         10.35%

                                                   At June 30,   At December 31,
Non-Performing Assets                                 2002            2001
                                                    --------        --------
Total nonaccrual loans                              $    661        $    867
Loans 90 days past due and still accruing              1,735             848

Total nonperforming loans                           $  2,396        $  1,715
Other real estate owned                                   37             287

Total nonperforming assets                          $  2,433        $  2,002

Nonaccrual loans to total gross loans                   0.15%           0.22%
Nonperforming loans to total gross loans                0.56%           0.43%
Total nonperforming assets to total assets              0.40%           0.34%

Allowance for loan losses to nonperforming loans      265.07%         337.38%
Allowance for loan losses to total gross loans          1.48%           1.46%
Allowance for loan losses to nonperforming assets     261.04%         289.01%

Total Gross Loans                                    429,819         396,808
Total Assets                                         612,011         594,973
Average Loans Outstanding (YTD)                      410,952         378,190
Average Assets (YTD)                                 605,537         562,802
Average Equity (YTD)                                  44,950          50,850

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